UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 27, 2014

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 24, 2014, Evercore Partners Services East L.L. C., a subsidiary of Evercore Partners Inc., entered into a one-year extension of its $25 million line of credit loan agreement with First Republic Bank. The facility now matures on June 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh
Name:	Robert B. Walsh
Title:	Chief Financial Officer

Dated: June 27, 2014